EXHIBIT 10.11

_____________________________________________________________________________________________
LOAN NUMBER             LOAN NAME               ACCT. NUMBER      NOTE DATE      INITIALS
   48108        International Isotopes, Inc.       243059          07/01/04         MDH
NOTE AMOUNT          INDEX (w/Margin)               RATE        MATURITY DATE   LOAN PURPOSE
$733,595.00     Texas State Bank Base Rate          7.5%           02/01/06      Commercial
                       plus 1.OOO%

                                     Creditor Use Only
_____________________________________________________________________________________________


                                PROMISSORY NOTE
                 (Commercial - Single Advance - Variable Rate)


DATE AND PARTIES. The date of this Promissory Note (Note) is July 1, 2004. The parties and their addresses are:

    LENDER:
        TEXAS STATE BANK
        3900 North 10th Street
        McAllen, Texas 78501- 1719
        Telephone: (956) 631-5401

    BORROWER:
        INTERNATIONAL ISOTOPES, Inc.
        a Texas Corporation
        4137 Commerce Circle
        Idaho Falls, Idaho 83401

1. DEFINITIONS. As used in this Note, the terms have the following meanings:

     A. Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Note. individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Note. "You" and "Your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan.

     B. Note. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note,

     C. Loan. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications. security agreements, disclosures or notes, and this Note.

     D. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

     E. Percent. Rates and rate change limitations are expressed as annualized percentages.

2. PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, the principal sum of $733,595.00 (Principal) plus interest from July 1, 2004 on the unpaid Principal balance until this Note matures or this obligation is accelerated.

3. INTEREST. Interest will accrue on the unpaid Principal balance of this Note at the rate of 7.5 percent (Interest Rate) until July 2, 2004, after which time it may change as described in the Variable Rate subsection.

     A. Post-Maturity Interest. After maturity or acceleration, interest will accrue at highest rate permitted by law.

     B. Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this Note or obligation will be limited to the Maximum Lawful Amount of interest allowed by state or federal law. Amounts collected in excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me. The maximum interest rate producing the Maximum Lawful Amount will be the quarterly ceiling rate announced by the Credit Commissioner from time to time hereafter.

     C. Statutory Authority. The amount: assessed or collected on this Note is authorized by the Texas usury laws under Tex. Fin. Code. Ch. 303.

     D. Accrual. During the scheduled term of this Loan interest accrues using an Actual1360 days counting method.

     E. Variable Rate. The Interest Rate may change during the term of this transaction.

          (1) Index. Beginning with the first Change Date, the Interest Rate will be based on the following index: the base commercial lending rate announced by Texas State Bank.

          The Current index is the most recent index figure available on each Change Date. You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this Index is no longer available, you will substitute a similar index. You will give me notice of your choice.

          (2) Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change July 2, 2005 and daily thereafter.

          (3) Calculation Of Change. On each Change Date, you will calculate the Interest Rate, which will be the Current Index plus 1.000 percent. The result of this calculation will be rounded to the nearest .001 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.

          (4) Limitations. The Interest Rate changes are subject to the following limitations:

               (a) Lifetime. The Interest Rate will never be less than 7.500 percent.

          (5) Effect Of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of scheduled payments will change.

4. REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment. Additional remedial charges may be described elsewhere in this Note.

     A. Late  Charge.  If a payment is more than 10 days late, I will be charged
     5.000 percent of the Amount of Payment. I will pay this late charge promptly but only once for each late payment.

     B. Returned Check Charge. I agree to pay a fee not to exceed $30.00 for each check, negotiable order of withdrawal or draft I issue in connection with this Loan that is returned because it has been dishonored.

     C. Stop Payment. A(n) Stop Payment equal to $25.00.

5. PAYMENT. I agree to pay this Note as follows: 6 monthly payments of accrued interest beginning on August 01, 2004, then 12 monthly payments of accrued interest plus $1,500.00 to principal beginning February 01, 2005, and a final payment of the entire unpaid outstanding balance of Principal and Interest will be due on February 01, 2006.

Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th. 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Each payment I make on this Note will be applied first to interest that is due then to principal that is due, and finally to any charges that I owe other than principal and interest. If you and I agree to a different application of payments, we will describe our agreement on this Note. The actual amount of my final payment will depend on my payment record.

6. PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

7. LOAN PURPOSE. The purpose of this Loan is a renewal O/P payoff note #31083169

8. SECURITY. This Loan is secured by separate security instruments prepared together with this Note as follows:

Document Name                                       Parties to Document
Security Agreement - International Isotopes, Inc.   International Isotopes, Inc.

9. DEFAULT. I will be in default if any of the following occur:

     A. Payments. I fail to make a payment in full when due.

     B. Insolvency. I make an assignment for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due.

     C. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

     D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Note.

     E. Other Documents. A default occurs under the terms of any other transaction document.

     F. Other Agreements. I am in default on any other debt or agreement I have with you.

     G. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

     H. Judgment. I fail to satisfy or appeal any judgment against me.

     I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

     J. Name Change. I change my name or assume an additional name without notifying you before making such a change.

     K. Property Transfer. I transfer all or a substantial part of my money or property.

     L. Property Value. The value of the Property declines or is impaired.

     M. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

     N. Insecurity. You reasonably believe that you are insecure.

10. ASSUMPTIONS. Someone buying the Property cannot assume the obligation. You may declare the entire balance of the Note to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, or transfer of the Property. However, I may sell or similarly dispose of any Property that is inventory.

11. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration. notice of intent to accelerate and notice of dishonor.

     A. Additional Waivers By Borrower. In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

          (1) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.

          (2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

          (3) You may release, substitute or impair any Property securing this Note.

          (4) You, or any institution participating in this Note, may invoke your right of set-off.

          (5) You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.

          (6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.

     B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or other Loan documents. shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

12. REMEDIES. After I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one more of the following.

     A. Acceleration. You may make all or any part of the amount owing by the terms of this Note immediately due.

     B. Sources. You may use any and all remedies you have under state or federal law or in any instrument securing this Note.

     C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

     D. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of this Note, and accrue interest at the highest post-maturity interest rate.

     E. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Note against any right I have to receive money from you. My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of this Note" means the total amount to which you are entitled to demand payment under the terms of this Note at the time you set-off. Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay this Note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account. You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

     F. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

13. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Note. Expenses include, but are not limited to, reasonable attorneys' fees, court costs, and other legal expenses. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Note. All fees and expenses will be secured by the Property I have granted to you, if any. To the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees you incur to collect this Debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

14. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Note is in effect:

     A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

     B. Authority. The execution, delivery and performance of this Note and the obligation evidenced by this Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my Property is subject.

     C. Name and place of Business. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

15. INSURANCE. I agree to obtain the insurance described in this Loan Agreement.

     A. Property Insurance. I will insure or retain insurance coverage on the Property and abide by the insurance requirements of any security instrument securing this Loan.

     B. Insurance Warranties. I agree to purchase any insurance coverages that are required, in the amounts you require, as described in this or any other documents I sign for this Loan. I will provide you with continuing proof of coverage. I will buy or provide insurance from a firm licensed to do business in the State where the Property is located. I will have the insurance company name you as loss payee on any insurance policy. You will apply the insurance proceeds toward what I owe you on the outstanding balance. I agree that if the insurance proceeds do not cover the amounts I still owe you, I will pay the difference. I will keep the insurance until all debts secured by this agreement are paid. If I want to buy the insurance from you, I have signed a separate statement agreeing to this purchase.

16. APPLICABLE LAW. This Note is governed by the laws of Texas, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Texas, unless otherwise required by law.

17. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

18. AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by you and me. This Note is the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.


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

19. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

20. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

21. CREDIT INFORMATION. I agree to supply you with whatever information you reasonably request. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

22. ERRORS AND OMISSIONS. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30)days.

     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


23. SIGNATURES. By signing, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.


    BORROWER:

       International Isotopes, Inc.

                By: /S/ Steve Laflin 7-9-04
                    ----------------------------
                    Steve Laflin, President, CEO

    LENDER:

       Texas State Bank

                By:
                    ----------------------------
                    M. Douglas Harris, Vice President

                               SECURITY AGREEMENT



DATE AND PARTIES. The date of this Security Agreement (Agreement) is July 01, 2004. The parties and their addresses are:

    SECURED PARTY:
        TEXAS STATE BANK
        3900 North 10th Street
        McAllen, Texas 78501-1719

    DEBTOR:
        INTERNATIONAL ISOTOPES, INC.
        a Texas Corporation
        4137 Commerce Circle
        Idaho Falls, Idaho 83401

The pronouns "you" and "your" refer to the Secured Party. The pronouns "I," "me" and "my" refer to each person or entity signing this Agreement as Debtor and agreeing to give the Property described in this Agreement as security for the Secured Debts.

1. SECURED DEBTS. This Agreement will secure the following Secured Debts:

     A. Specific Debts. The following debts and all extensions, renewals, refinancings, modifications and replacements. A promissory note or other agreement, No. 48108, dated July 1, 2004, from me to you, in the amount of $733,595.00.

     B. Sums Advanced. All sums advanced and expenses incurred by you under the terms of this Agreement.

2. SECURITY INTEREST. To secure the payment and performance of the Secured Debts, I give you a security interest in ail of the Property described in this Agreement that I own or have sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products from the Property (including, but not limited to, all parts, accessories, repairs, replacements, improvements, and accessions to the Property). Property is all the collateral given as security for the Secured Debts and described in this Agreement, and includes all obligations that support the payment or performance of the Property. "Proceeds" includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property.

This Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and you are no longer obligated to advance funds to me under any loan or credit agreement.

3. PROPERTY DESCRIPTION. The Property is described as follows:

     A. Inventory. All inventory which I hold for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in my business.

     B. Accounts and Other Rights to Payment. All rights I have now or in the future to payments including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned, whether or not I have earned such payment by performance. This includes any rights and interests (including all liens and security interests) which I may have by law or agreement against any Account Debtor or obligor of mine.

     C. Instruments, Documents and Chattel Paper. All instruments and rights I have now or in the future to payments including, but not limited to, rights to payment arising out of all present and future documents, instruments, tangible and electronic chattel paper, and loans and obligations receivable. This includes any rights and interests [including all liens and security interests) which I may have by law or agreement against any Account Debtor or obligor of mine.

     D. General Intangibles. All general intangibles including, but not limited to, tax refunds, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use my name.

     E. Equipment. All equipment including, but not limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, and parts and tools. All equipment described in a list or schedule which I give to you will also be included in the Property, but such a list is not necessary for a valid security interest in my equipment.

     F. Specific Property. Any and All deposit accounts, payment intangibles, investment property and software together with all supporting obligation and proceeds of same property and all after-acquired collateral of the same classification.

4. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Agreement is in effect:

     A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which 1 operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

     B. Authority. The execution, delivery and performance of this Agreement and the obligation evidenced by this Agreement are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my property is subject.

     C. Name and Location. My name indicated in the DATE AND PARTIES section is my exact legal name. I am an entity organized and registered under the laws of Texas. I will provide verification of registration and location upon your request. I will provide you with at least 30 days notice prior to any change in my name, address, or state of organization or registration.

     D. Business Name. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

     E. Ownership of Property. I represent that I own all of the Property. Your claim to the Property is ahead of the claims of any other creditor, except as disclosed in writing to you prior to any advance on the Secured Debts. The collateral that is the subject of the chattel paper is perfected and preserved. I represent that I am the original owner of the Property and, if I am not, that I have provided you with a list of prior owners of the Property.

5. DUTIES TOWARD PROPERTY.

     A. Protection of Secured Party's Interest. I will defend the Property against any other claim. I agree to do whatever you require to protect your security interest and to keep your claim in the Property ahead of the claims of other creditors. I will not do anything to harm your position. I will keep books. records and accounts about the Property and my business in general. I will let you examine these and make copies at any reasonable time. I will prepare any report or accounting you request which deals with the Property.

     B. Use, Location, and Protection of the Property. I will keep the Property in my possession and in good repair. I will use it only for commercial purposes. I will not change this specified use without your prior written consent. You have the right of reasonable access to inspect the Property and I will immediately inform you of any loss or damage to the Property. I will not cause or permit waste to the Property.

     I will keep the Property at my address listed in the DATE AND PARTIES section unless we agree I may keep it at another location. If the Property is to be used in other states, I will give you a list of those states. The location of the Property is given to aid in the identification of the Property. It does not in any way limit the scope of the security interest granted to you. I will notify you in writing and obtain your prior written consent to any change in location of any of the Property. I will not use the Property in violation of any law. I will notify you in writing prior to any change in my address, name or, if an organization, any change in my identity or structure.

     Until the Secured Debts are fully paid and this Agreement is terminated, I will not grant a security interest in any of the Property without your prior written consent. I will pay all taxes and assessments levied or assessed against me or the Property and provide timely proof of payment of these taxes and assessments upon request.

     C. Selling, Leasing or Encumbering the Property. I will not sell, offer to sell, lease, or otherwise transfer or encumber the Property without your prior written permission, except for inventory sold in the ordinary course of business at fair market value, or at a minimum price established between you and me. If I am in default under this Agreement, I may not sell the inventory portion of the Property even in the ordinary course of business. Any disposition of the Property contrary to this Agreement will violate your rights. Your permission to sell the Property may be reasonably withheld without regard to the creditworthiness of any buyer or transferee. I will not permit the Property to be the subject of any court order affecting my rights to the Property in any action by anyone other than you. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, I will note your security interest on the face of the chattel paper or instruments.

     D. Additional Duties Specific to Accounts. I will not settle any Account for less than its full value without your written permission. Until you tell me otherwise, I will collect all Accounts in the ordinary course of business. I will not dispose of the Accounts by assignment without your prior written consent. I will keep the proceeds from all the Accounts and any goods which are returned to me or which I take back. I will not commingle them with any of my other property. I will deliver the Accounts to you at your request. If you ask me to pay you the full price on any returned items or items retaken by me, I will do so. I will make no material change in the terms of any Account, and I will give you any statements, reports, certificates, lists of Account Debtors (showing names, addresses and amounts owing), invoices applicable to each Account, and other data in any way pertaining to the Accounts as you may request.

6. INSURANCE. I agree to keep the Property insured against the risks reasonably associated with the Property. I will maintain this insurance in the amounts you require. This insurance will last until the Property is released from this Agreement. I may choose the insurance company, subject to your approval, which will not be unreasonably withheld.

I will have the insurance company name you as loss payee on any insurance policy. I will give you and the insurance company immediate notice of any loss. You may apply the insurance proceeds toward what is owed on the Secured Debts. You may require added security as a condition of permitting any insurance proceeds to be used to repair or replace the Property.

If you acquire the Property in damaged condition, my right to any insurance policies and proceeds will pass to you to the extent of the Secured Debts.

I will immediately notify you of cancellation or termination of insurance. If I fail to keep the Property insured, you may obtain insurance to protect your interest in the Property. This insurance may include coverages not originally required of me, may be written by a company other than one I would choose, and may be written at a higher rate than I could obtain if I purchased the insurance.

7. COLLATERAL PROTECTION INSURANCE. As part of this Agreement, I am giving you a security interest in the Property described in the Property Description Section. I am required to maintain insurance on the Property in the amount you specify, subject to applicable law. I agree to purchase the collateral insurance from an insurer authorized to do business in Texas or an eligible surplus lines insurer to the extent permitted by law. I will name you as loss payee under the policy. I may be required to deliver to you a copy of the collateral protection insurance policy and proof of payment of premiums. If I fail to meet any of these requirements, you may obtain collateral protection insurance on my behalf. You are not required to purchase any type or amount of insurance. You may obtain replacement cost insurance if authorized under applicable law, subject to policy limits. If you purchase insurance for the Property, I will be responsible for the cost of that insurance, including interest and any other charges incurred by you in connection with the placement of collateral protection insurance to the extent permitted by law. I understand that insurance you obtain may cost significantly greater than the cost of insurance I could have obtained. Amounts that I owe are due and payable upon demand or on such other terms as you require to the extent permitted by law.

8. COLLECTION RIGHTS OF THE SECURED PARTY. Account Debtor means the person who is obligated on an account, chattel paper, or general intangible. I authorize you to notify my Account Debtors of your security interest and to deal with the Account Debtors' obligations at your discretion. You may enforce the obligations of an Account Debtor, exercising any of my rights with respect to the Account Debtors' obligations to make payment or otherwise render performance to me, including the enforcement of any security interest that secures such obligations. You may apply proceeds received from the Account Debtors to the Secured Debts or you may release such proceeds to me. I specifically and irrevocably authorize you to exercise any of the following powers at my expense, without limitation, until the Secured Debts are paid in full:

     A. demand payment and enforce collection from any Account Debtor or Obligor by suit or otherwise.

     B. enforce any security interest, lien or encumbrance given to secure the payment or performance of any Account Debtor or any obligation constituting Property.

     C. file proofs of claim or similar documents in the event of bankruptcy, insolvency or death of any person obligated as an Account Debtor.

     D. compromise, release, extend, or exchange any indebtedness of an Account Debtor.

     E. take control of any proceeds of the Account Debtors' obligations and any returned or repossessed goods.

     F. endorse all payments by any Account Debtor which may come into your possession as payable to me.

     G. deal in all respects as the holder and owner of the Account Debtors' obligations.

9. AUTHORITY TO PERFORM. I authorize you to do anything you deem reasonably necessary to protect the Property, and perfect and continue your security interest in the Property. If I fail to perform any of my duties under this Agreement or any other security interest, you are authorized, without notice to me, to perform the duties or cause them to be performed. These authorizations include, but are not limited to, permission to:

     A. pay and discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Property.

     B. pay any rents or other charges under any lease affecting the Property.

     C. order and pay for the repair, maintenance and preservation of the Property.

     D. sign, when permitted by law, and file any financing statements on my behalf and pay for filing and recording fees pertaining to the Property.

     E. place a note on any chattel paper indicating your interest in the Property.

     F. take any action you feel necessary to realize on the Property, including performing any part of a contract or endorsing it in my name.

     G. handle any suits or other proceedings involving the Property in my name.

     H. prepare, file, and sign my name to any necessary reports or accountings.

     I. make an entry on my books and records showing the existence of this Agreement.

     J. notify any Account Debtor of your interest in the Property and tell the Account Debtor to make payments to you or someone else you name.

If you perform for me, you will use reasonable care. Reasonable care will not include: any steps necessary to preserve rights against prior parties; the duty to send notices, perform services or take any other action in connection with the management of the Property; or the duty to protect, preserve or maintain any security interest given to others by me or other parties. Your authorization to perform for me will not create an obligation to perform and your failure to perform will not preclude you from exercising any other rights under the law or this Agreement.

If you come into actual or constructive possession of the Property, you will preserve and protect the Property. For purposes of this paragraph, you will be in actual possession of the Property only when you have physical, immediate and exclusive control over the Property and you have affirmatively accepted that control. You will be in constructive possession of the Property only when you have both the power and the intent to exercise control over the Property.

10. DEFAULT. I will be in default if any of the following occur:

     A. Payments. I fail to make a payment in full when due.

     B. Insolvency. I make an assignment for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due.

     C. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

     D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Agreement.

     E. Other Documents. A default occurs under the terms of any other transaction document.

     F. Other Agreements. I am in default on any other debt or agreement I have with you.

     G. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

     H. Judgment. I fail to satisfy or appeal any judgment against me.

     I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

     J. Name Change. I change my name or assume an additional name without notifying you before making such a change.

     K. Property Transfer. I transfer all or a substantial part of my money or property.

     L. Property Value. The value of the Property declines or is impaired.

     M. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

     N. Insecurity. You reasonably believe that you are insecure.

11. REMEDIES. After I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following.

     A. Acceleration. You may make all or any part of the amount owing by the terms of the Secured Debts immediately due.

     B. Sources. You may use any and all remedies you have under state or federal law or in any instrument evidencing or pertaining to the Secured Debts.

     C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

     D. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the Secured Debts.

     E. Assembly of Property. You may require me to gather the Property and make it available to you in a reasonable fashion.

     F. Repossession. You may repossess the Property so long as the repossession does not involve a breach of the peace. You may sell the Property as provided by law. You may apply what you receive from the sale of the Property to your expenses, your attorneys' fees and legal expenses (where not prohibited by law), and any debt I owe you. If what you receive from the sale of the Property does not satisfy the debt, I will be liable for the deficiency (where permitted by law). In some cases, you may keep the Property to satisfy the debt.

     Where a notice is required, I agree that ten days prior written notice sent by first class mail to my address listed in this Agreement will be reasonable notice to me under the Texas Uniform Commercial Code. If the Property is perishable or threatens to decline speedily in value, you may, without notice to me, dispose of any or all of the Property in a commercially reasonable manner at my expense following any commercially reasonable preparation or processing.

     If any items not otherwise subject to this Agreement are contained in the Property when you take possession, you may hold these items for me at my risk and you will not be liable for taking possession of them.

     G. Use and Operation. You may enter upon my premises and take possession of all or any part of my property for the purpose of preserving the Property or its value, so long as you do not breach the peace. You may use and operate my property for the length of time you feel is necessary to protect your interest, all without payment or compensation to me.

     H. Waiver. By choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

12. WAIVER OF CLAIMS. I waive all claims for loss or damage caused by your acts or omissions where you acted reasonably and in good faith.

13. PERFECTION OF SECURITY INTEREST. I authorize you to file a financing statement covering the Property. I will comply with, facilitate, and otherwise assist you in connection with obtaining perfection or control over the Property for purposes of perfecting your security interest under the Uniform Commercial Code.

14. APPLICABLE LAW. This Agreement is governed by the laws of Texas, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Texas, unless otherwise required by law.

15. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. Each Debtor's obligations under this Agreement are independent of the obligations of any other Debtor. You may sue each Debtor individually or together with any other Debtor. You may release any part of the Property and I will still be obligated under this Agreement for the remaining Property. The duties and benefits of this Agreement will bind and benefit the successors and assigns of you and me.

16. AMENDMENT, INTEGRATION AND SEVERABILITY. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by you and me. This Agreement is the complete and final expression of the understanding between you and me. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

17. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

18. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Agreement and to confirm your lien status on any Property. Time is of the essence.

     REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR
     SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


SIGNATURES. By signing, I agree to the terms contained in this Agreement. I also acknowledge receipt of a copy of this Agreement.


    DEBTOR:

        International Isotopes, Inc.

                By: /S/ Steve Laflin 7-9-04
                    -----------------------------
                    Steve Laflin, President & CEO



    SECURED PARTY:

        Texas State Bank

                By:
                    -----------------------------
                    M. Douglas Harris, Vice President

                             LOAN INFORMATION REPORT




Loan Number                              48108
Loan Officer                             M. Douglas Harris
Loan Summary                             This is a(n) Commercial, New, Secured,
                                         Term, Variable loan.


Lender Information                       001 Comm
                                         Texas State Bank
                                         3900 North 10th Street
                                         McAllen, TX 78501-1719
                                         (956) 631-5401


BORROWERS

Host ID:                                 243059
Name:                                    International Isotopes, Inc.
DBA:
Address:                                 4137 Commerce Circle
                                         Idaho Falls, ID 83401
EIN:                                     74-2763837
Phone:
NAlC -Primary:
NAlC -Secondary:


GENERAL INFORMATION

Specific Loan Purpose:                   a renewal O/P payoff note #3 1083 169


User Defined Fields:

Class Code                               05
Branch                                   01
Purpose Code                             540
Opened By Responsibility Code            039
Product Code                             10405
Collateral Code                          0052
Rate Index (if variable rate)            01
Payment Code                             2
Loan Rating Code                         02
Census Tract Number                      0.00


CALCULATION TERMS



                                  INPUT VALUES
    ____________________________________________________________________________

        PAYMENT INFORMATION
        Repayment Method                                                 Custom
        Amount Requested                                            $733,595.00
        Outstanding Balance                                               $0.00
        Payment Frequency                                               Monthly
        Number of Amortized Payments                                          0
        Funding Date                                               July 1, 2004
        Note Date                                                  July 1, 2004
            Funding Date is used to calculate the beginning
            of interest accrual
        First Payment Date                                       August 1, 2004
        Days to First Payment                                                31
        Accrual Method                                               Actual/360
        First Period Accrual Method                                  Actual/360
        Prepay Odd Days Interest                                             No
             Collect Odd Days As                                            N/A

    ____________________________________________________________________________

        INTEREST RATE DEFINITION
        Variable Interest Rate

        Index                                         Texas State Bank Base Rate
        Index Rate                                                        6.500%
        Market as Percent of Index                                        0.000%
        Margin as Percentage Points                                       1.OOO%
        Market Rate                                                       7.500%
        Round to the Nearest                                               .001%
        Lock Margin For (number of days)
        Lock Expiration Date
        Initial Rate Definition                                   Specific Value
        Initial Rate Subject to Floor                                         No
        Initial Rate Subject to Ceiling                                       No
        Initial Rate                                                      7.500%
        Discount/Premium
        Calculated Initial Rate                                           7.500%
        Periodic Cap                                                      0.000%
        Floor Definition                                          Specific Value
        Floor                                                             7.500%
        Floor Margin                                                      0.000%
        Calculated Floor                                                  7.500%
        Ceiling Definition                                                  None
        Ceiling                                                           0.000%
        Ceiling Margin                                                    0.000%
        Calculated Ceiling                                                0.000%
        Rate Change Affects                                       Payment Amount
        Initial Rate Hold Date                                      July 2, 2004
        Initial Rate Hold Term and Units                                  1 Days
        Rate Change Frequency and Units                                   1 Days
        Two Step                                                              No
        Initial Payment Hold                                          1 payments
        Payment Change Frequency                                      1 payments


                                CALCULATED VALUES
    ____________________________________________________________________________

        PROCEEDS INFORMATION

        Loan Amount                                                        $0.00
        Charges Not Affecting APR                                          $0.00
        Charges Affecting APR                                              $0.00
        Odd Days Prepaid/Credit                                            $0.00
            0 Days
        Pro Rata Charge                                                    $0.00
        Prepaid Insurance                                                  $0.00
        Escrow                                                             $0.00
        Insurance Renewal                                                  $0.00
        Single Premium PMI
        Interest                                                           $0.00
        Interest Reserve (Calculated)
        Interest Reserve (Lender)
        Minimum Interest Applies                                              No
        Finance Charge                                                     $0.00
        Amount Financed                                                    $0.00
        Proceeds                                                           $0.00

    ____________________________________________________________________________


PAYMENT STREAM INFORMATION

Number of Payments   Amount of Payments    When Payments Are Due
__________________   ___________________   _____________________________________
               N/A                   N/A   6 monthly payments of accrued
                                           interest beginning on August 01,
                                           2004, then 12 monthly payments of
                                           accrued interest plus $1,500.00 to
                                           principal beginning February 01,
                                           2005, and a final payment of the
                                           entire unpaid outstanding balance of
                                           Principal and Interest will be due on
                                           February 01, 2006
________________________________________________________________________________
Total of Payments                                                          $0.00

Maturity Date
                                APR 0.000%

________________________________________________________________________________
LATE CHARGES

If a payment is more than 10 days late, I will be charged 5.000 percent of the Amount of Payment. I will pay this late charge promptly but only once for each late payment.
________________________________________________________________________________

        INSURANCE DETAIL

        Credit Life Plan Selected                                 N/A
________________________________________________________________________________

        Credit Disability Plan Selected                           N/A
        Total Premium                                           $0.00
        Cost Per Day                                            $0.00


        Amount of Decreasing Insurance                          $0.00
        Amount of Level Insurance                               $0.00
        Amount of Disability Insurance                          $0.00
        Monthly Disability Benefit                              $0.00


        Decreasing Term               0.000 Months             0 Days
        Level Term                    0.000 Months             0 Days
        Disability Term               0.000 Months             0 Days

________________________________________________________________________________
POST MATURITY RATE DETAIL

        Post Maturity interest will accrue at highest rate permitted by law

________________________________________________________________________________
CUSTOM DETAIL

Loan Amount              $0.00
Maturity Date            February 1, 2006
Repayment Description    6 monthly payments of accrued interest beginning on
                         August 01, 2004, then 12 monthly payments of accrued interest plus $1.500.00 to principal beginning February
                         01, 2005, and a final payment of the entire unpaid outstanding balance of Principal and Interest will be due on February 01, 2006

Fees and Charges
Description

________________________________________________________________________________

COLLATERAL


Collateral Type                      Accounts & Contract Rights (Generally)
Specific Collateral Description
Additional Comments
Location Address                     4137 Commerce Circle, Idaho Falls, ID 83401




Collateral Type                      Equipment (Generally)
Specific Collateral Description
Additional Comments
Location Address                     4137 Commerce Circle, Idaho Falls, ID 83401



Collateral Type                      General Intangibles (Generally)
Specific Collateral Description
Additional Comments
Location Address                     4137 Commerce Circle, Idaho Falls, ID 83401




Collateral Type                      Inventory
Specific Collateral Description
Additional Comments
Location Address                     4137 Commerce Circle, Idaho Falls, ID 83401




Collateral Type                      Chattel Paper
Specific Collateral Description      Any and All deposit accounts, payment
                                     intangibles, investment property and
                                     software together with all supporting
                                     obligation and proceeds of same property
                                     and all after-acquired collateral of the
                                     same classification.
Additional Comments
Location Address                     4137 Commerce Circle, Idaho Falls, ID 83401

___________________________________________________________________________________________________

                LOAN NUMBER      ACCT. NUMBER       NOTE DATE       NOTE AMOUNT       MATURITY DATE
PRIOR
OBLIGATION         48108            243059           07101104       $733,595.00         02/01/06
INFORMATION


                LOAN NUMBER           ACCT. NUMBER         MODIFICATION DATE            NOTE AMOUNT
AMENDED
OBLIGATION         48108                 243059                07/01/04                 $733,595.00
INFORMATION
                MATURITY DATE       INDEX (w/margin)         INTEREST RATE               INITIALS

                  02/01/06           Not Applicable              7.5%                      MDH


                                Creditor Use Only
___________________________________________________________________________________________________


                           DEBT MODIFICATION AGREEMENT
________________________________________________________________________________

DATE AND PARTIES. The date of this Debt Modification Agreement iModification1 is July 1, 2004. The parties and their addresses are:


   LENDER:
        TEXAS STATE BANK
        3900 North 10th Street
        McAllen, Texas 78501-1719
        Telephone: (956) 63l-5401

   BORROWER:
        INTERNATIONAL ISOTOPES, INC.
        a Texas Corporation
        4137 Commerce Circle
        Idaho Falls, Idaho 83401


1. DEFINITIONS. In this Modification, these terms have the following meanings:

     A. Pronouns. The pronouns "I,' "me," and "my" refer to each Borrower signing this Modification, individually and together with their heirs, executors, administrators, successors, and assigns. "You" and "your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or entity that acquires an interest in the Modification or Prior Obligation.

     B. Amended Obligation. Amended Obligation is the resulting agreement that is created when the Modification amends the Prior Obligation. It is described above in the AMENDED OBLIGATION INFORMATION section.

     C. Loan. Loan refers to this transaction generally. It includes the obligations and duties arising from the terms of all documents prepared or submitted in association with the Prior Obligation and this modification, such as applications, security agreements, disclosures, notes, agreements, and this Modification.

     D. Modification. Modification refers to this Debt Modification Agreement.

     E. Prior Obligation. Prior Obligation refers to my existing agreement described above in the PRIOR OBLIGATION INFORMATION section, and any previous extensions, renewals, modifications or substitutions of it.

2. BACKGROUND. You and I have previously entered into a Prior Obligation. As of the date of this Modification, the outstanding, unpaid balance of the Prior Obligation is $733,595.00. Conditions have changed since the execution of the Prior 0bligation instruments. In response, and for value received, you and I agree to modify the terms of the Prior Obligation, as provided for in this Modification.

3. TERMS. The Prior Obligation is modified as follows:

     A. Interest. Our agreement for the payment of interest is modified to read:

          (1) INTEREST. Interest will accrue on the unpaid Principal balance of this loan at the rate of 7.5 percent (Interest Rate).

               (a) Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this loan or obligation will be limited to the Maximum Lawful Amount of interest allowed by state or federal law. Amounts collected in excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

               (b) Statutory Authority. The amount assessed or collected on this loan is authorized by the Texas usury law, under Tex. Fin. Code. Ch. 303.

               (c) Accrual. During the scheduled term of this Loan Interest accrues using an Actual/360 days counting method.

     B. Payments. The payment provision 1s modified to lead:

          (1) PAYMENT. I agree to pay this loan as follows: 6 monthly payments of accrued interest beginning on August 01, 2004, then 12 monthly
          payments  of  accrued  interest  plus  $1,500.00   principal  payment
          beginning February 01, 2005, and a final payment of the entire unpaid outstanding balance of Principal and Interest will be due on February 01, 2008.

          Payments will be refunded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.


     C. Fees and Charges. As additiona1 consideration for your consent to enter into this Modification Agreement, I agree to pay, or have paid these additional fees and charges:

          (1) Stop Payment. A(n) Stop Payment equal to $25.00.

          (2) Late Charge. If a payment is more than 10 days late, I will be charged 5.000 percent of the Amount of Payment. I will pay this late charge promptly but only once for each late payment.

          (3) Returned Check Charge, I agree to pay a fee not to exceed $30.00 for each check, negotiable order of withdrawal or draft I issue in connection with this Loan that is returned because it has been dishonored.

4. CONTINUATION OF TERMS. Except as specifically amended by this Modification, all of the terms of the Prior Obligation shall remain in full force and effect



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5. WAIVER. I waive all claims,  defenses,  setoffs, or counterclaims relating to the Prior Obligation, or any document securing the Prior Obligation, that I may have. Any party to the Prior Obligation that does not sign this Modification, shall remain liable under the terms of the Prior Obligation unless released in writing by you.

6. ADDITIONAL TERMS. Interest will accrue at the fixed rate of 7.50% as indicated on 3A for 12 months. Fix rate will be adjusted to change on July 1, 2005 to a variable rate of Texas State Bank Base Rate plus 1%. Interest rate will change on a daily basis and will effect the amount of scheduled payment.

Interest rate will never be less than 7.50 percent for entire term of the loan,


     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


7. SIGNATURES. By signing, I agree to the terms contained in this Modification. I also acknowledge receipt of a copy of this Modification.




    BORROWER:

        International Isotopes, Inc.

            By:   /S/ Steve Laflin
                  -----------------------------
                  Steve Laflin, President & CEO



    LENDER:

        Texas State Bank

            By:  /S/ M. Douglas Harris
                 ---------------------------------
                 M. Douglas Harris, Vice President





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